EXHIBIT 10.18


                 Deferred Income Plan for Textron Directors

This Plan is effective May 26, 1993 and replaces the plan previously in effect.



Article I - Participation

     1.1    Non-employee members of the Board of Directors of Textron may elect to defer receipt of all or any portion of earned Director's fees into either a stock unit account or an interest-bearing account. A

            Director must, however, defer a minimum of 25% of the annual Board retainer fee into the stock unit account. All other amounts de-ferred are at the election of the Director.

     1.2 Each Director must file with Textron by December 1 a Deferral Elec-tion Form (Exhibit 1) indicating deferrals during the following calendar year.

     1.3 For any complete calendar quarters remaining in the calendar year in which an individual becomes a non-employee Director, the Direc-tor may elect to defer Director's fees at any time before the start of such quarter(s).


Article II - Deferred Income Accounts


     2.1 For record-keeping purposes only, Textron shall maintain a stock unit account and an interest-bearing account.

     2.2    Stock Unit Account
            The Stock Unit Account shall consist of Stock Units, which are fictional shares of Textron common stock accumulated and accounted for the sole purpose of determining the cash payout of any distribu-
            tion under this portion of deferred income.

            As of the end of each calendar quarter, Textron shall credit to the

            Stock Unit Account 125% (includes a 25% Premium contributed by Textron) of the amount the Director deferred into this account during the quarter. Textron shall also credit to this account Stock Units equal to the number of shares of Textron common stock that would have been allocated on account of dividends.

            The number of Stock Units Textron shall credit to the Stock Unit Account will equal the number of shares of Textron common stock that could have been purchased at a price per share equal to the average price per share of Textron common stock contributed to the Textron Savings Plan during that quarter.

            Half of the 25% Premium contributed by Textron shall vest (become nonforfeitable) on December 31 of the calendar year in which the deferred income otherwise would have been paid and the remaining half on the next December 31. The Premium will continue to vest after the termination of the Directorship. The Premium will vest only if the related deferred compensation is unpaid at the time of vesting. Unvested Premiums shall vest immediately upon the death or total disability as determined by the Textron Benefits Committee.

            Interest Account
     2.3 As of the end of each calendar quarter Textron shall credit to the Interest Account an amount equal to interest on the average balance in the Interest Account during such quarter. The average balance will be computed by adding the opening and closing balances for the quarter and dividing by two. Interest will be credited at a rate determined from time to time by the Textron Benefits Committee.


Article III - Payments

     3.1 Payments or withdrawals from either the Stock Unit Account of the Interest Account or transfers between the two accounts shall not be allowed while the individual remains a Director of Textron.  Prior to or at the time of the Director's resignation, removal, or retire-
            ment from the Board of Directors, the Director must elect a payment schedule.

     3.2 Upon the Director's resignation, removal, or retirement from the Board of Directors, all amounts in the Stock Unit Account will be transferred to the Interest Account. The cash amount transferred will be determined by multiplying the current value of Textron common stock by the number of whole or fractional Stock Units in the Stock Unit Account. The current value shall be the average of the composite closing prices, as reported in the Wall Street Jour-nal for the ten trading days after the date of the Director's resignation, removal or retirement.

     3.3 The Director may elect on the Payment Election Form (Exhibit 2) to receive (1) the entire amount in the Interest Account immediately following the end of the current quarter, (2) the entire amount in the following January, or (3) payments annually over a period of up to five years with the initial payment paid in the following Janu-ary. Annual installments shall be calculated each year by dividing the unpaid amount as of January 1 of that year by the remaining number of unpaid installments.

     3.4 During the installment period, the unpaid balance in the Interest Account will continue to earn interest at the same rate as if the individual had continued as a Director.

     3.5 If the Director or former Director dies before all payments have been made, payment(s) shall be made to the beneficiary designated on the Designation of Beneficiary form (Exhibit 3). In the event of death, the Benefits Committee shall choose in its sole discre-tion the payment schedule after considering the method of payment that may have been requested by the Director or by the beneficia-ries.

            The designated beneficiary may be changed from time to time by delivering a new Designation of Beneficiary Form to Textron. If no

            designation is made, or if the named beneficiary predeceases the Director, payment shall be made to the Director's estate.

            At the discretion of Textron, the payments to be made after the Director's resignation, removal, or retirement from the Board of Directors pursuant to this Article III may be accelerated in such amounts and at such times as the Benefits Committee determines.


Article IV - Miscellaneous

     4.1 Benefits provided under this Plan are unfunded obligations of Textron. Nothing contained in this Plan shall require Textron to segregate any monies from its general funds with respect to such obligations.

     4.2 The Textron Benefits Committee shall be the plan administrator of this Plan and shall be solely responsible for its general adminis-tration and interpretation and for carrying out the provisions hereof, and shall have all such powers as may be necessary to do so.

     4.3 Neither the Director nor any beneficiary nor any next-of-kin shall have the right to assign or otherwise alienate the right to receive payments hereunder, in whole or in part, which payments are express-
            ly agreed to be non-assignable and non-transferable, whether volun-tary or involuntary.



                                                                   Exhibit 1

                                  TEXTRON INC.


                              Deferred Income Plan
                                       for
                                Textron Directors
                             Deferral Election Form
                                      1993



In accordance with the provisions of the Deferred Income Plan for Textron Direc-tors, I hereby elect to defer fees payable to me as indicated below. This deferment shall remain in effect until I shall have filed an election supersed-ing this election.


                                          Stock Unit          Interest
                                           Account            Account

Annual Retainer                                % *                 %

All Other Fees                                 %                   %






*    Must be at least 25%.





______________________                         _______________________
     Signature                                           Date
                                                                   Exhibit 2


                                  TEXTRON INC.


                              Deferred Income Plan
                                       for
                                Textron Directors
                              Payment Election Form




Select One:


_____ Pay full amount immediately following the end of the current calendar quarter.



_____  Pay full amount in the following January.



_____  Pay annually over __ (2 to 5) years beginning in the following January.




     Prior to making your selection you should consider the following:

     Half of the 25% Premium contributed by Textron shall vest on Decem-ber 31 of the calendar year in which the income was deferred and the remaining half on the next December 31. The Premium will vest only if the related deferred compensation remains unpaid during the vest-ing period noted above. If the related deferred compensation is paid prior to vesting, the unvested portion of the Premium is for-feited.






______________________                         _______________________
       Signature                                         Date
                                                                   Exhibit 3

                                  TEXTRON INC.


                              Deferred Income Plan
                                       for
                                Textron Directors
                           Designation of Beneficiary




I hereby designate the following individual(s) to receive from the Deferred Income Plan for Textron Directors any amounts payable in the event of my death.

                 Social Security                              Percent of
       Name          Number               Address              Payment

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________








This designation is intended to replace all prior designations made by me for such amounts.




______________________                         _______________________
       Signature                                         Date